Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of March 30, 2023

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date first set forth above.

VALENCE INVESTMENTS SPV IV, LLC

Dated: 3/30/23	By:	/s/ Eric Roberts
Name: Eric Roberts
Title: Manager

VALENCE INVESTMENTS SPV V, LLC

Dated: 3/30/23	By:	/s/ Eric Roberts
Name: Eric Roberts
Title: Manager

VALENCE INVESTMENTS SPV VI, LLC

Dated: 3/30/23	By:	/s/ Eric Roberts
Name: Eric Roberts
Title: Manager

ERIC ROBERTS:

Dated: 3/30/23	/s/ Eric Roberts

A. RACHEL LEHENY:

Dated: 3/30/23	/s/ A. Rachel Leheny